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                                                                     EXHIBIT 5.7


                   (SIDLEY AUSTIN BROWN & WOOD LLP LETTERHEAD)




                                 April 28, 2003



Corrections Corporation of America
10 Burton Hill Boulevard
Nashville, TN 37215

Ladies and Gentlemen:

        We have acted as special counsel as to the laws of the State of New York in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission jointly by Corrections Corporation of America, a Maryland corporation (the "Company"), and the Company's wholly-owned subsidiaries which are acting as guarantors of the Company's debt securities (the "Guarantors") listed as co-registrants in the Registration Statement for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), of, among other securities, up to $700,000,000 aggregate offering price of (i) one or more series of senior, senior subordinated or subordinated debt securities (the "Debt Securities") of the Company, and (ii) guarantees of the Debt Securities by the Guarantors (the "Guarantees").

        The Debt Securities will be issued under an Indenture among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Indenture").

        We have examined such documents and records and made such investigation as we deemed appropriate or necessary, including examining the Registration Statement and the form of Indenture filed as an exhibit to the Registration Statement.

        Based on the foregoing, subject to the limitations set forth herein and having regard for such legal considerations we deem relevant, we are of the opinion that:

        1. When the terms of the Debt Securities have been duly established and the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights and (ii)

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Corrections Corporation of America
April 28, 2003
Page 2

                the effect of general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law, and further as enforcement of any Debt Securities denominated in other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority to limit, delay or prohibit the making of payments outside the United States.

        2. When the Debt Securities to be issued with the benefit of the Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture and issued and sold as contemplated in the Registration Statement, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights and (ii) the effect of general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law and further as the enforcement of any Guarantees of Debt Securities denominated in other than United States dollars may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority to limit, delay or prohibit the making of payments outside the United States.

        3. When the Indenture has been duly executed and delivered by the parties thereto, the Indenture will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights and (ii) the effect of general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law, and further as enforcement thereof may be limited by requirements that a claim (or foreign currency judgment in respect of such claim) with respect to any Debt Securities denominated in other than United States dollars be converted into United



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Corrections Corporation of America
April 28, 2003
Page 3


                States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority to limit, delay or prohibit the making of payments outside the United States

        We have further assumed with respect to enforcement that, when fixed, the terms of the Debt Securities will comply with all applicable "bucket shop" or similar state laws, or have the availability of federal preemption therefrom.

        This opinion is confined to and is given on the basis of the laws of the State of New York as they exist on the date hereof. In giving this opinion, we have, with your permission, relied, without independent investigation, as to matters of Tennessee law (including, without limitation, due authorization by certain of the Guarantors), upon the opinion of even date herewith of Bass, Berry & Sims PLC, and, as to matters of Maryland law (including, without limitation, due authorization by the Company), upon the opinion of even date herewith of Miles & Stockbridge, P.C. We have assumed due authorization by Ronald Lee Suttles Tri-County Extradition, Inc. of the Indenture and any related Guarantees under the laws of the State of California.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reliance by Bass, Berry & Sims PLC upon this opinion as to matters of New York law in rendering their opinion of even date herewith filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         /s/ Sidley Austin Brown & Wood LLP